                                                                                                                          EXHIBIT 11
                                                       BERGEN BRUNSWIG CORPORATION
                                                       ---------------------------

                                                 COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                                FOR THE TWO YEARS ENDED SEPTEMBER 30, 1995,
                                                    ONE MONTH ENDED SEPTEMBER 30, 1993
                                                   AND THREE YEARS ENDED AUGUST 31, 1993
                                           (in thousands except for share and per share amounts)

====================================================================================================================================
                                                               Years Ended                                  Years Ended
                                                              September 30,       Month Ended               August 31,
                                                        -----------------------  September 30, -------------------------------------
                                                            1995         1994         1993         1993         1992         1991
====================================================================================================================================
DATA AS TO EARNINGS (LOSS)
 Earnings from continuing operations                      $ 63,942     $ 56,120     $  1,495     $ 28,607     $ 53,012     $ 58,061
 Discontinued operations, net of taxes on income:
   Earnings from operations                                      -            -            -            -        3,876        6,076
   Gain on disposition                                           -            -            -            -        3,976            -
                                                        ---------------------------------------------------------------------------
 Earnings before cumulative effect of a
   change in accounting principle                           63,942       56,120        1,495       28,607       60,864       64,137
 Cumulative effect on prior years (as of September
   1, 1993) of a change in method of accounting
   for income taxes                                              -            -       (8,713)           -            -            -
                                                        ---------------------------------------------------------------------------
 Earnings (loss) before extraordinary loss                  63,942       56,120       (7,218)      28,607       60,864       64,137
 Extraordinary loss from early extinguishment
   of debt, net of income tax benefit                            -            -            -       (2,570)           -            -
                                                        ---------------------------------------------------------------------------
   Net earnings (loss) applicable to common
     and common equivalent shares                         $ 63,942     $ 56,120     $ (7,218)    $ 26,037     $ 60,864     $ 64,137
                                                        ===========================================================================

DATA AS TO NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES:
 Weighted average number of shares outstanding:
   Class A Common Stock                                 39,588,670   38,215,314   37,294,584   37,054,365   38,346,477   43,558,303
   Class B Common Stock                                          -       40,675      100,492      100,492      100,492      109,992
 Shares of Class A Common Stock to be issued from
   assumed conversion of remainder of Class B
   Common Stock                                                  -      346,900      857,046      857,046      857,046      925,362
 Common equivalent shares assuming issuance of shares
   represented by outstanding employees' stock options:
   Additional shares assumed to be issued                1,314,239      506,751      244,916      460,881      764,365    1,024,326
   Reduction of such additional shares assuming
     proceeds invested in treasury stock (at
     average market prices during each year)            (1,101,955)    (425,865)    (176,218)    (343,676)    (541,289)    (827,756)
                                                        ---------------------------------------------------------------------------
 Average number of common and common
   equivalent shares outstanding                        39,800,954   38,683,775   38,320,820   38,129,108   39,527,091   44,790,227
                                                        ===========================================================================

                                                                                                                          EXHIBIT 11
                                                       BERGEN BRUNSWIG CORPORATION
                                                       ---------------------------

                                                 COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                                FOR THE TWO YEARS ENDED SEPTEMBER 30, 1995,
                                                    ONE MONTH ENDED SEPTEMBER 30, 1993
                                                   AND THREE YEARS ENDED AUGUST 31, 1993
                                           (in thousands except for share and per share amounts)

====================================================================================================================================
                                                               Years Ended                                  Years Ended
                                                              September 30,       Month Ended               August 31,
                                                        -----------------------  September 30, -------------------------------------
                                                            1995         1994         1993         1993         1992         1991
====================================================================================================================================

EARNINGS (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE OUTSTANDING:
 Continuing operations                                    $   1.61     $   1.45     $    .04     $    .75     $   1.34     $   1.30
 Discontinued operations:
   Earnings from operations                                      -            -            -            -          .10          .13
   Gain on disposition                                           -            -            -            -          .10            -
                                                        ---------------------------------------------------------------------------
 Earnings before cumulative effect of
   accounting change                                          1.61         1.45          .04          .75         1.54         1.43
 Cumulative effect of accounting change                          -            -         (.23)           -            -            -
                                                        ---------------------------------------------------------------------------
 Earnings (loss) before extraordinary loss                    1.61         1.45         (.19)         .75         1.54         1.43
 Extraordinary loss                                              -            -            -         (.07)           -            -
                                                        ---------------------------------------------------------------------------
   Net earnings (loss)                                    $   1.61     $   1.45     $   (.19)    $    .68     $   1.54     $   1.43
                                                        ===========================================================================


                                                                                                                        EXHIBIT 11.1
                                                   BERGEN BRUNSWIG CORPORATION
                                                   ---------------------------

                                   COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                          FOR THE TWO YEARS ENDED SEPTEMBER 30, 1995,
                                              ONE MONTH ENDED SEPTEMBER 30, 1993
                                            AND THREE YEARS ENDED AUGUST 31, 1993
                                    (in thousands except for share and per share amounts)

====================================================================================================================================
                                                               Years Ended                                  Years Ended
                                                               September 30,      Month Ended                August 31,
                                                         -----------------------  September 30, ------------------------------------
                                                            1995         1994         1993         1993         1992         1991
====================================================================================================================================

NET EARNINGS (LOSS) APPLICABLE TO COMMON AND
 COMMON EQUIVALENT SHARES (see Exhibit 11)                 $ 63,942     $ 56,120     $ (7,218)    $ 26,037     $ 60,864     $ 64,137
 Interest on Convertible Zero Coupon-Subordinated
   Notes (6 3/4% yield to maturity), net of tax effect            -            -            -        3,812        8,735        8,324
                                                         ---------------------------------------------------------------------------
 Net earnings (loss) applicable to common and common
   equivalent shares assuming full dilution                $ 63,942     $ 56,120     $ (7,218)    $ 29,849     $ 69,599     $ 72,461
                                                         ===========================================================================

DATA AS TO NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES ASSUMING FULL DILUTION:
 Average number of common and common equivalent
   shares outstanding (see Exhibit 11)                   39,800,954   38,683,775   38,320,820   38,129,108   39,527,091   44,790,227
 Additional shares of Class A Common Stock resulting
   from assumed conversion of Convertible Zero
   Coupon-Subordinated Notes (6 3/4% yield to maturity)           -            -            -    3,642,272    8,156,007    8,156,007
 Excess of incremental shares assumed to be issued
   under stock options (using market prices at the end
   of each year) over shares used in computing primary
   earnings per share (using average market prices
   during each year)                                              -        7,234            -          638        4,746        9,666
                                                         ---------------------------------------------------------------------------
 Average number of common and common equivalent
   shares outstanding assuming full dilution             39,800,954   38,691,009   38,320,820   41,772,018   47,687,844   52,955,900
                                                         ===========================================================================

EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE OUTSTANDING ASSUMING FULL DILUTION:
 Continuing operations                                                                            $    .78
 Discontinued operations:
   Earnings from operations                                                                              -
   Gain on disposition                                                                                   -
                                                                                                ----------
 Earnings before extraordinary loss                                                                    .78
 Extraordinary loss                                                                                   (.06)
                                                                                                ----------
   Net earnings as computed                                                                       $    .72 (2)
                                                                                                ==========



                                                                                                                        EXHIBIT 11.1
                                                   BERGEN BRUNSWIG CORPORATION
                                                   ---------------------------

                                   COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                          FOR THE TWO YEARS ENDED SEPTEMBER 30, 1995,
                                              ONE MONTH ENDED SEPTEMBER 30, 1993
                                            AND THREE YEARS ENDED AUGUST 31, 1993
                                    (in thousands except for share and per share amounts)

====================================================================================================================================
                                                               Years Ended                                  Years Ended
                                                               September 30,      Month Ended                August 31,
                                                         -----------------------  September 30, ------------------------------------
                                                            1995         1994         1993         1993         1992         1991
====================================================================================================================================

EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
 SHARE OUTSTANDING ASSUMING FULL DILUTION:
 Continuing operations                                     $   1.61     $   1.45     $    .04     $    .75     $   1.29     $   1.25
 Discontinued operations:
   Earnings from operations                                       -            -            -            -          .08          .12
   Gain on disposition                                            -            -            -            -          .09            -
                                                         ---------------------------------------------------------------------------
 Earnings before cumulative effect of accounting change        1.61         1.45          .04          .75         1.46         1.37
 Cumulative effect of accounting change                           -            -         (.23)
                                                         ---------------------------------------------------------------------------
 Earnings (loss) before extraordinary loss                     1.61         1.45         (.19)         .75         1.46         1.37
 Extraordinary loss                                               -            -            -         (.07)           -            -
                                                         ---------------------------------------------------------------------------
   Net earnings (loss) for Statements of
     Consolidated Earnings (1)                             $   1.61     $   1.45     $   (.19)    $    .68     $   1.46     $   1.37
                                                         ===========================================================================

(1)  For the years ended August 31, 1992 and 1991, the Company assumed conversion of the Convertible Zero Coupon-Subordinated Notes
     (6 3/4% yield to maturity) (which are not "common stock equivalents") because the effect of such assumed conversion is dilutive in computing earnings per share assuming full dilution.  In 1993, the computation of earnings per share assuming full dilution does not assume conversion of the Convertible Zero Coupon-Subordinated Notes because the effect would be anti-dilutive.

(2)  This computation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of
     Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.


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